Exhibit 15.1

April 30, 2026
The Board of Directors and Shareholders of IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702
We are aware that our report dated April 30, 2026, on our review of the interim financial information of IDACORP, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, is incorporated by reference in Registration Statement Nos. 333-287573, 333-125259, and 333-159855 on Form S-8 and Registration Statement Nos. 333-285140 and 333-275318 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho